MENTOR REPORTS RECORD FIRST QUARTER FISCAL YEAR 2005
FINANCIAL RESULTS WITH DOUBLE-DIGIT SALES
AND EARNINGS GROWTH

  Total Sales Increased to a Record $122.4 Million in the First Quarter 2005, Up 16% from $105.1 Million in the First Quarter 2004

  Diluted Earnings Per Share Were a Record $0.39 in the First Quarter 2005, Up 18% from $0.33 in the First Quarter 2004

  Plans to Launch Breast Augmentation Advertising program on ABC's highly popular Extreme Makeover Television Program for the 2004/05 Season

SANTA BARBARA, California, August 2, 2004 - Mentor Corporation (NYSE:MNT), a leading supplier of medical products in the United States and internationally, today announced record financial results for the first quarter of fiscal year 2005, ended June 30, 2004, with double-digit sales and earnings results.

First quarter fiscal year 2005 sales were a record $122.4 million, up 16% over sales of $105.1 million in the first quarter 2004.  Diluted earnings per share for the first quarter 2005 were a record $0.39, up 18% over $0.33 per share in the first quarter 2004.

"Mentor had a very solid performance with double-digit sales growth in each of our three business segments," commented Joshua H. Levine, President and Chief Executive Officer of Mentor.  "At the same time, we delivered on our commitment to generate positive operating leverage with strong double-digit earnings per share growth."

Aesthetics Segment
Mentor's Aesthetics business segment continued its solid performance through strong customer relationships, a superior product offering and the highest levels of customer service and support in the industry.  First quarter 2005 Aesthetics sales were $65.5 million, up 18% from sales in the first quarter 2004 with strong contributions from the breast and the body contouring product lines.

  Breast Aesthetics

First quarter 2005 sales of breast aesthetic products increased to a record $57.4 million, up 16% from sales in the first quarter 2004.

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MENTOR REPORTS RECORD FIRST QUARTER FISCAL YEAR 2005 FINANCIAL RESULTS WITH DOUBLE-DIGIT
SALES AND EARNINGS GROWTH

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Mentor recorded another quarter of consistent growth in the augmentation and reconstruction markets both domestically and internationally by continuing to focus on value creating programs and services.

The Company will be initiating a new consumer direct response program for Mentor's saline breast implant products on ABC's Extreme Makeover television program during the 2004/05 season.  Mentor's agreement provides for at least one 30-second advertising spot during each of the weekly Extreme Makeover shows in the 2004/05 program season, beginning September 2004.  In conjunction with the advertisements, Mentor is also launching its Extreme Mentor marketing program designed to help educate interested women about breast augmentation surgery and provide a physician locator service that helps women identify participating surgeons.

  Body Contouring

First quarter 2005 sales of body contouring products increased to $4.8 million, up 33% from sales in the first quarter 2004.

Liposuction continues to be the leading surgical cosmetic procedure in the United States, and sales of Mentor's capital equipment and associated disposable products were the leading contributors to body contouring sales growth in the first quarter 2005.

Surgical Urology Segment

Mentor's Surgical Urology business segment recorded double-digit sales growth, led by increases in the women's health and brachytherapy business franchises.  First quarter 2005 Surgical Urology product sales were $31.0 million, up 10% from sales in the first quarter 2004.

  Women's Health

First quarter 2005 sales of women's health products were $5.9 million, up 84% from sales in the first quarter 2004.

The strong sales growth recorded in the quarter was led by Mentor's ObTape™ product, which is used to treat urinary stress incontinence in women.  The Company continues to focus on training more surgeons to perform this innovative new approach to treating stress urinary incontinence in women.

During the quarter, Mentor licensed its trans-obturator method patent to Boston Scientific and C.R. Bard.  The patent describes the trans-obturator procedure, which employs a less invasive surgical method for treating urinary incontinence in women.  This approach helps avoid many of the risks, such as nerve damage, bladder puncture and major vessel injury, which are associated with other surgical approaches.

  Brachytherapy

First quarter 2005 sales of brachytherapy products were $3.9 million, up 6% from sales in the first quarter 2004, a significant improvement from results in the fourth quarter 2004.

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MENTOR REPORTS RECORD FIRST QUARTER FISCAL YEAR 2005 FINANCIAL RESULTS WITH DOUBLE-DIGIT
SALES AND EARNINGS GROWTH

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While the industry's average selling prices (ASP) eroded during the quarter, Mentor continues to price its iodine and palladium products at a premium to capture the value the Company delivers through its comprehensive product offering and range of services and support.  The Company continues to expect that the significant consolidation of competitors over the past 24 months will lead to a more stable ASP in the future.

  Erectile Dysfunction

First quarter 2005 sales of erectile dysfunction products were $6.4 million, in line with sales in the first quarter 2004, and a significant improvement from results in the fourth quarter 2004.

While sales of the Company's prosthetic penile implants continued to be negatively impacted by competitive sales of recently introduced drugs to treat erectile dysfunction, Mentor expects that this will not be a long-term impact.  Mentor's reorganized sales force began to positively impact sales performance during the quarter through improved selling focus and increased operating room presence.

  Disposable Surgical Urology

First quarter 2005 sales of disposable surgical urology products were $14.9 million, in line with sales in the first quarter 2004.

Clinical and Consumer Healthcare Segment
Mentor's Clinical and Consumer Health business extended its domestic leadership position with double-digit sales growth during the quarter.  First quarter 2005 clinical and consumer healthcare product sales were $25.9 million, up 20% from sales in the first quarter 2004.

The reorganization of Mentor's Urologic Specialties sales force, which was completed in 2004, led to improved selling focus and higher sales productivity during the quarter.  Mentor offers a leading range of products for the chronic management of urinary control and urinary retention conditions.

Product Development Pipeline
Mentor continued to advance its strategic product development pipeline during the first quarter 2005.

  Hyalite® Dermal Filler Program

Mentor is developing a range of next-generation dermal filler products based on non-animal based, synthetic hyaluronic acid.  The Company expects to announce European approval for Hyalite during the second quarter, and plans to begin its clinical program in the U.S. during the second half of fiscal year 2005.

  Botulinum Toxin Type A Development Program

Mentor is developing a range of next-generation botulinum toxin products based on proprietary technology that yields a purer formulation than other commercially available   botulinum products.  The Company continues to expect that the U.S. clinical program for the cosmetic indications will begin in the second half of 2005.

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MENTOR REPORTS RECORD FIRST QUARTER FISCAL YEAR 2005 FINANCIAL RESULTS WITH DOUBLE-DIGIT
SALES AND EARNINGS GROWTH

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  Silicone Gel-Filled Breast Implants

Mentor remains in discussion with the FDA regarding the Company's silicone gel breast implant PreMarket Approval (PMA) application.  This active PMA involves Mentor's market leading Memory Gel™ silicone gel breast implant filler.

Financial Results
Mentor reported the following financial results for the first quarter 2005.  Detailed financial statements are attached to this press release.

Sales
Total sales in the first quarter 2005 were $122.4 million, up 16% from $105.1 million in the first quarter 2004.  Included in the first quarter 2005 results were $2.8 million of positive foreign currency exchange effects, principally from the strong Euro.

The Company reaffirmed that it expects fiscal year 2005 sales to grow at a low double-digit rate over sales of $422.2 million in 2004.

Gross Profit
Gross profit for the first quarter 2005 was $78.5 million, or 64.1% of sales, compared to $65.7 million, or 62.5% of sales, in the first quarter 2004.  Key contributors to the improvement in Mentor's gross profit margin were changes in the product mix which favored higher margin products, the Company's pricing strategy, and improved manufacturing efficiencies.

For fiscal year 2005, Mentor expects the gross profit margin to be between 62% and 64% of sales.

Sales, General & Administrative
Sales, general and administrative (SG&A) expense in the first quarter 2005 was $43.3 million, or 35% of sales, compared to $35.7 million, or 34% of sales, in the first quarter 2004.

Key contributors to the increase during the quarter were increased support for sales and marketing initiatives, higher legal expense due to ongoing litigation, and charges related to continuing organizational restructuring.

For fiscal year 2005, the Company expects sales, general and administrative expenses to be in the range of 35% to 37% of sales.

Research & Development
Research and development (R&D) expense in the first quarter 2005 was $8.0 million compared to $7.5 million in the first quarter 2004.  During the quarter Mentor's investment in R&D supported key strategic product development programs including the Company's silicone gel breast implant PMA, the botulinum toxin program and the Hyalite dermal filler program.

For fiscal year 2005, Mentor expects research and development expense to be in the range of 7% to 8% of sales.

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MENTOR REPORTS RECORD FIRST QUARTER FISCAL YEAR 2005 FINANCIAL RESULTS WITH DOUBLE-DIGIT
SALES AND EARNINGS GROWTH

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Income Tax
Income tax in the first quarter 2005 was $8.3 million, reflecting a 32.1% effective tax rate, compared to $7.4 million, or a 31.5% tax rate in the first quarter 2004.  For fiscal year 2005, Mentor expects its effective tax rate to be in the range of 32% to 33%.

Earnings per Share
Diluted earnings per share (EPS) in the first quarter 2005 were $0.39, an 18% increase over diluted earnings per share of $0.33 in the first quarter 2004.  The Company reaffirmed that it expects 2005 diluted earnings per share to grow at a mid-teens rate over diluted earnings per share of $1.15 in 2004.

Dividend
Mentor declared a cash dividend of $0.15 per share in the first quarter 2005, compared to $0.02 per share in the first quarter 2004.  Mentor expects to pay a dividend of $0.60 per share in fiscal year 2005.

Fiscal Year 2005 Summary Financial Guidance

  Sales to grow at a low double-digit rate over sales of $422.2 million in 2004

  Gross Margin to be in the range of 62% to 64% of sales

  SG&A expense to be in the range of 35% to 37% of sales

  R&D expense to be in the range of 7% to 8% of sales

  Tax Rate to be 32% to 33%

  EPS to grow at a mid-teens rate over EPS of $1.15 per share in 2004

  Annual dividend to be $0.60 per share

About Mentor Corporation
Founded in 1969, Mentor Corporation is a leading supplier of medical products for the global healthcare market.  The Company develops, manufactures and markets innovative, science-based products for the Aesthetics, Urologic Specialties and Clinical and Consumer Healthcare markets around the world.

The Company's Aesthetics franchise includes prosthetic mammary implants for breast augmentation and reconstruction, and lipoplasty products for body contouring.  Mentor's Urologic Specialties franchise includes surgical slings for the treatment of urinary stress incontinence, brachytherapy seeds for the treatment of prostate cancer, prosthetic implants for the treatment of erectile dysfunction and disposable surgical urology implants.  The Company's Clinical and Consumer Healthcare franchise includes catheters and other products for the management of urinary incontinence and retention.

Mentor employs approximately 2,000 people around the world and is headquartered in Santa Barbara, California, with manufacturing and research operations in the United States, France, the Netherlands and the United Kingdom.  The Company's website is www.mentorcorp.com.

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MENTOR REPORTS RECORD FIRST QUARTER FISCAL YEAR 2005 FINANCIAL RESULTS WITH DOUBLE-DIGIT
SALES AND EARNINGS GROWTH

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Safe Harbor Statement
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by us.  Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue", similar expressions, and variations or negatives of these words.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  These forward-looking statements speak only as of the date hereof and are based upon the information available to us at this time.  Such information is subject to change, and we will not necessarily inform you of such changes.  These statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict.  Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors.

Important factors that may cause such a difference for Mentor include, but are not limited to competitive pressures and other factors such as the introduction or regulatory approval of new products by our competitors and pricing of competing products and the resulting effects on sales and pricing of our products, disruptions or other problems with our sources of supply, significant product liability or other claims, difficulties with new product development and market acceptance, changes in the mix of our products sold, patent conflicts, product recalls, United States Food and Drug Administration (FDA) delay in or approval or rejection of new or existing products, changes in Medicare, Medicaid or third-party reimbursement policies, changes in government regulation, use of hazardous or environmentally sensitive materials, our inability to implement new information technology systems, our inability to integrate new acquisitions, and other events.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8‑K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Mentor Corporation has scheduled a conference call today regarding this announcement.  Those interested in listening to a recording of the call may dial (800) 934-8450 at 6:00 p.m. ET today until Midnight ET, August 9, 2004.  You may also listen to the live webcast at 5:00 p.m. ET today or the archived call at www.mentorcorp.com, Investor Relations site under "Conference Calls".

Contact:

Mentor Corporation
 Peter R. Nicholson
Vice President, Strategic Planning and Investor Relations
(805) 879-6082

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MENTOR CORPORATION CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except per share data)
	Three Months Ended June 30,
	2004	2003

Net Sales	$ 122,432	$ 105,106

Cost of sales	43,975	39,373
Gross Profit	78,457	65,733

Selling, general and administrative expense	43,252	35,679
Research and development	8,030	7,543
	51,282	43,222

Operating Income	27,175	22,511

Interest (expense)	(1,408)	(161)
Interest income	415	396
Other income (expense)	(188)	676

Income before income taxes	25,994	23,422

Income taxes	8,340	7,389

Net income	$ 17,654	$ 16,033

Earnings per share
Basic earnings per share	$ 0.42	$ 0.35
Diluted earnings per share	$ 0.39	$ 0.33
Dividends per share	$ 0.15	$ 0.02

Weighted average shares outstanding
Basic	42,163	46,386
Diluted	45,036	48,346

Sales by Principal Product Line
(in thousands)	Three Months Ended June 30,
	2004	2003	% Change
Aesthetics and General Surgery Products	$ 65,544	$ 55,503	18.1%
Surgical Urology Products	30,984	28,089	10.3%
Clinical & Consumer Healthcare Products	25,904	21,514	20.4%
Total Sales	$ 122,432	$ 105,106	16.5%

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MENTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

Assets	June 30, 2004	March 31, 2004
Current assets:
Cash and marketable securities	$ 112,175	$ 118,418
Accounts receivable, net	106,680	106,016
Inventories	70,106	67,912
Deferred income taxes	22,171	22,488
Prepaid expenses and other	12,912	13,205
Total current assets	324,044	328,039

Property, plant and equipment, net	74,389	77,529
Intangibles, net of amortization	49,527	51,014
Goodwill, net of amortization	23,734	23,711
Long-term marketable securities	34,000	8,326
Other assets	10,160	10,160
	$ 515,854	$ 498,779

Liabilities and Shareholders' Equity
Current liabilities	$ 131,166	$ 129,930
Long-term deferred income taxes	2,628	2,549
Long-term liabilities	18,112	17,996
Convertible subordinated notes	150,000	150,000
Shareholders' equity	213,948	198,304
	$ 515,854	$ 498,779

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